Exhibit 99.1

Paycom Software, Inc. Reports Fourth Quarter and Year-End 2025 Results

Full Year Revenues of $2,052 million, up 9% year-over-year

Full Year GAAP Net Income of $453 million, representing 22% of total revenues, or $8.08 per diluted share

Full Year Non-GAAP Net Income of $519 million, or $9.24 per diluted share

Full Year Adjusted EBITDA of $882 million, representing 43% of total revenues

OKLAHOMA CITY – February 11, 2026 – (BUSINESS WIRE) – Paycom Software, Inc. (“Paycom,” “we” and “our”) (NYSE: PAYC), a leading provider of comprehensive, cloud-based human capital management software, today announced its financial results for the quarter and year ended December 31, 2025.

“We delivered strong results in 2025, exceeding our strategic and financial goals for the year by driving full solution automation and strengthening client retention to 91%,” said Paycom’s founder and CEO, Chad Richison. “Our commitment to world-class service and innovation—including the expansion of automated decisioning tools like IWant, Beti, and Gone—continues to set Paycom apart as the leader in our industry. With less than 5% of our total addressable market, we still have a long runway ahead of us.”

Financial Highlights for the Fourth Quarter of 2025

Total Revenues of $544.3 million represented a 10.2% increase compared to total revenues of $493.8 million in the same period last year. Recurring and other revenues of $517.1 million increased 11.2% from the comparable prior year period and constituted 95.0% of total revenues.

GAAP Net Income was $113.8 million, or $2.07 per diluted share, compared to GAAP net income of $113.6 million, or $2.02 per diluted share, in the same period last year.

Non-GAAP Net Income1 was $134.7 million, or $2.45 per diluted share, compared to $130.1 million, or $2.32 per diluted share, in the same period last year.

Adjusted EBITDA1 was $236.3 million, compared to $214.9 million in the same period last year.

Cash and Cash Equivalents were $370.0 million as of December 31, 2025, compared to $402.0 million as of December 31, 2024. During the quarter ended December 31, 2025, Paycom paid $20.6 million in cash dividends and repurchased 554,226 shares of common stock for $108.8 million, in the aggregate.

Total Debt was $0 as of December 31, 2025 and December 31, 2024.

Financial Highlights for the Full Year 2025

Total Revenues of $2,051.7 million represented a 9.0% increase compared to total revenues of $1,883.2 million in the same period last year. Recurring and other revenues of $1,938.7 million increased 10.3% from the comparable prior year period and constituted 94.5% of total revenues.

GAAP Net Income was $453.4 million, or $8.08 per diluted share, compared to GAAP net income of $502.0 million, or $8.92 per diluted share, in the same period last year.

Non-GAAP Net Income1 was $518.6 million, or $9.24 per diluted share, compared to $462.0 million, or $8.21 per diluted share, in the same period last year.

Adjusted EBITDA1 was $882.3 million, compared to $775.4 million in the same period last year.

1Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share are non-GAAP financial measures. Please see the discussion below under the heading “Use of Non-GAAP Financial Information” and the reconciliations at the end of this release for additional information concerning these and other non-GAAP financial measures.

Business Highlights

Annual revenue retention rate improved to 91% in 2025, compared to 90% in 2024.

Client count on a parent company grouping basis increased to approximately 20,300 as of December 31, 2025, representing 5% growth year-over-year.

Total client count on a taxpayer identification number or client code basis grew to approximately 39,200 as of December 31, 2025, up 4% from the prior year.

Employee records stored in our system increased to 7.4 million in 2025, up 5% year-over-year.

In 2025, Paycom launched its award-winning, command-driven AI solution, IWant™, making its software even easier to use for all user types.

Financial Outlook

Paycom provides the following expected financial guidance for the year ending December 31, 2026.

Total revenue in the range of $2.175 billion to $2.195 billion, representing year-over-year growth between 6% and 7%.

Recurring and other revenue growth between 7% and 8% year over year.

Interest on funds held for clients of approximately $103 million.

Adjusted EBITDA in the range of $950 million to $970 million, representing a margin of approximately 44% at the midpoint.

We have not reconciled the forward-looking adjusted EBITDA ranges and adjusted EBITDA margin presented above and discussed on the teleconference call to net income, nor the forward-looking non-GAAP effective income tax rate discussed on the teleconference call, to comparable GAAP measures because applicable information for future periods, on which these reconciliations would be based, is not readily available due to uncertainty regarding, and the potential variability of, depreciation and amortization, interest expense, taxes, non-cash stock-based compensation expense and other items. Accordingly, reconciliations of the forward-looking adjusted EBITDA ranges to net income, the forward-looking adjusted EBITDA margin to net income margin, and the forward-looking non-GAAP effective income tax rate to the GAAP effective income tax rate are not available at this time without unreasonable effort.

Use of Non-GAAP Financial Information

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present certain non-GAAP financial measures in this press release and on the related teleconference call, including adjusted EBITDA, non-GAAP net income, adjusted gross profit, adjusted gross margin, adjusted sales and marketing expenses, adjusted total administrative expenses, adjusted research and development expenses, adjusted total research and development costs, adjusted EBITDA margin, non-GAAP effective income tax rate, free cash flow and free cash flow margin. Management uses these non-GAAP financial measures as supplemental measures to review and assess the performance of our core business operations and for planning purposes. We define (i) adjusted EBITDA as net income plus interest expense, taxes, depreciation and amortization, non-cash stock-based compensation expense and certain transaction expenses that are not core to our operations (if any), less any gain on modification of the naming rights agreement, (ii) non-GAAP net income as net income plus non-cash stock-based compensation expense and certain transaction expenses that are not core to our operations (if any), less any gain on modification of the naming rights agreement, all of which are adjusted for the effect of income taxes, (iii) adjusted gross profit as gross profit plus applicable non-cash stock-based compensation expense, (iv) adjusted gross margin as gross profit plus applicable non-cash stock-based compensation expense, divided by total revenues, (v) each adjusted expense item as the GAAP expense amount less applicable non-cash stock-based compensation expense, (vi) adjusted total research and development costs as total research and development costs (including the capitalized portion) less applicable non-cash stock-based compensation (including the capitalized portion), (vii) adjusted EBITDA margin as adjusted EBITDA (calculated as described in clause (i)) divided by total revenues, (viii) non-GAAP effective income tax rate as the provision for income taxes plus the income tax effect on non-GAAP adjustments divided by non-GAAP net income (calculated as described in clause (ii)) plus the provision for income taxes and the income tax effect on non-GAAP adjustments, (ix) free cash flow as net cash provided by operating activities less purchases of intangible assets and purchases of property and equipment (which we also refer to as “capital expenditures” or “cap ex”), and (x) free cash flow margin as free cash flow (calculated as described in clause (ix)) divided by total revenues. The non-GAAP financial measures presented in this press release and discussed on the related teleconference call provide investors with greater transparency to the information used by management in its financial and operational decision-making. We believe these metrics are useful to investors because they facilitate comparisons of our core business operations across periods on a consistent basis, as well as comparisons with the results of peer companies, many of which use similar non-GAAP financial measures to supplement results under GAAP. In addition, adjusted EBITDA is a measure that provides useful information to management about the amount of cash available for reinvestment in our business, paying dividends, repurchasing common stock and other purposes. Management believes that the non-GAAP measures presented in this press release and discussed on the related teleconference call, when viewed in combination with our results prepared in accordance with GAAP, provide a more complete understanding of the factors and trends affecting our business and performance.

The non-GAAP financial measures presented in this press release and discussed on the related teleconference call are not measures of financial performance under GAAP and should not be considered a substitute for net income, gross profit, gross margin, research and development expenses, sales and marketing expenses, administrative expenses, total research and development costs and GAAP effective income tax rate. Non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these non-GAAP financial measures in isolation, or as a substitute for the consolidated statements of income data prepared in accordance with GAAP. The non-GAAP financial measures that we present may not be comparable to similarly titled measures of other companies, and other companies may not calculate such measures in the same manner as we do.

Conference Call Details

In conjunction with this announcement, Paycom will host a conference call today, February 11, 2026, at 5:00 p.m. Eastern time to discuss its financial results. To access this call, dial (833) 470-1428 (domestic) or (646) 844-6383 (international) and provide 829388 as the access code. A live webcast as well as the replay of the conference call will be available on the Investor Relations page of Paycom’s website at investors.paycom.com.

About Paycom

Paycom Software, Inc. (NYSE: PAYC) simplifies business and employees’ lives through automated, command-driven HR and payroll technology that revolutionizes data access. From hire to retire, Paycom’s employee-first technology leverages AI and full-solution automation to streamline processes and drive efficiencies in a truly single database, providing a seamless experience for Paycom’s clients and their employees. With its industry-first AI engine, IWant™, Paycom provides instant and accurate access to employee data without having to navigate or learn the software. For over 25 years, Paycom has been recognized for its innovative technology and workplace culture while serving businesses of all sizes in the U.S. and internationally.

Financial Presentation

Dollar amounts are presented in millions, except amounts per share. As a result, some amounts may not sum or recalculate exactly due to rounding. All percentages have been calculated using unrounded amounts.

Forward-Looking Statements

Certain statements in this press release are, and certain statements on the related teleconference call may be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are any statements that refer to Paycom’s estimated or anticipated results, other non-historical facts or future events and include, but are not limited to, statements regarding our business strategy; anticipated future operating results and operating expenses, cash flows, capital resources, dividends and liquidity; competition; trends, opportunities and risks affecting our business, industry and financial results, including macroeconomic factors; future expansion or growth plans and potential for future growth, including internationally; our ability to attract new clients to purchase our solution; our ability to retain clients and induce them to purchase additional applications; our ability to accurately forecast future revenues and appropriately plan our expenses; market acceptance of our solution and applications; our expectations regarding future revenues generated by certain applications; the return on investment for users of our solution, as well as how certain applications may impact client employee usage and client satisfaction; our ability to attract and retain qualified employees and key personnel; future regulatory, judicial and legislative changes; how the performance of certain of our offerings is sensitive to changes in the labor market; our plan to open additional sales offices and our ability to effectively execute such plan; the sufficiency of our existing cash and cash equivalents to meet our working capital and capital expenditure needs over the next 12 months; our plans regarding our capital expenditures and investment activity as our business grows, including with respect to research and development and the expansion of our facilities; our plans to pay cash dividends; our plans to repurchase shares of our common stock through a stock repurchase plan using cash and/or borrowings under our senior secured revolving credit facility; and our expected income tax rate for future periods. In addition, forward-looking statements also consist of statements involving trend analyses and statements including such words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,”

“potential,” “should,” “will,” “would,” and similar expressions or the negative of such terms or other comparable terminology. These forward-looking statements are based only on information currently available to us, speak only as of the date hereof and are subject to business and economic risks. As such, our actual results could differ materially from those set forth in the forward-looking statements as a result of the factors discussed in our filings with the Securities and Exchange Commission, including but not limited to those discussed in our most recent Annual Report on Form 10-K. We do not undertake any obligation to update or revise the forward-looking statements to reflect events that occur or circumstances that exist after the date on which such statements were made, except to the extent required by law.

Paycom Software, Inc.

Unaudited Consolidated Balance Sheets

(in millions, except per share amounts)

	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$370.0	$402.0
Accounts receivable	44.9	39.2
Prepaid expenses	47.5	44.4
Inventory	1.7	1.4
Income tax receivable	78.2	11.9
Deferred contract costs	159.5	140.4
Current assets before funds held for clients	701.8	639.3
Funds held for clients	5,137.0	3,665.5
Total current assets	5,838.8	4,304.8
Property and equipment, net	687.3	561.4
Intangible assets, net	37.4	46.2
Goodwill	51.9	51.9
Long-term deferred contract costs	857.4	783.6
Operating lease right-of-use assets	89.4	80.6
Other assets	36.5	31.4
Total assets	$7,598.7	$5,859.9
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6.6	$23.9
Accrued commissions and bonuses	28.2	33.0
Accrued payroll and vacation	60.1	59.0
Deferred revenue	28.3	30.0
Operating lease liabilities	28.4	20.4
Accrued expenses and other current liabilities	79.8	74.8
Current liabilities before client funds obligation	231.4	241.1
Client funds obligation	5,137.0	3,665.7
Total current liabilities	5,368.4	3,906.8
Deferred income tax liabilities, net	304.4	149.7
Long-term deferred revenue	121.9	114.6
Long-term operating lease liabilities	61.9	63.0
Other long-term liabilities	10.6	49.9
Total long-term liabilities	498.8	377.2
Total liabilities	5,867.2	4,284.0
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value (100.0 shares authorized, 63.6 and 63.0 shares issued at December 31, 2025 and December 31, 2024, respectively; 54.8 and 55.9 shares outstanding at December 31, 2025 and December 31, 2024, respectively)	0.6	0.6
Additional paid-in capital	878.4	724.8
Retained earnings	2,255.6	1,887.5
Accumulated other comprehensive earnings (loss)	0.3	(0.6)
Treasury stock, at cost (8.8 and 7.1 shares at December 31, 2025 and December 31, 2024, respectively)	(1,403.4)	(1,036.4)
Total stockholders’ equity	1,731.5	1,575.9
Total liabilities and stockholders’ equity	$7,598.7	$5,859.9

Paycom Software, Inc.

Unaudited Consolidated Statements of Comprehensive Income

(in millions, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenues
Recurring and other	$517.1	$464.8	$1,938.7	$1,758.3
Interest on funds held for clients	27.2	29.0	113.0	124.9
Total revenues	544.3	493.8	2,051.7	1,883.2
Cost of revenues
Operating expenses	64.2	65.3	263.0	267.4
Depreciation and amortization	23.6	18.3	82.4	67.2
Total cost of revenues	87.8	83.6	345.4	334.6
Administrative expenses
Sales and marketing	130.2	107.5	482.8	434.4
Research and development	72.2	66.7	283.4	242.6
General and administrative	71.1	66.0	279.0	158.6
Depreciation and amortization	25.8	21.5	93.9	78.7
Total administrative expenses	299.3	261.7	1,139.1	914.3
Total operating expenses	387.1	345.3	1,484.5	1,248.9
Operating income	157.2	148.5	567.2	634.3
Interest expense	(0.8)	(1.0)	(3.4)	(3.4)
Other income, net	2.8	4.0	55.6	18.1
Income before income taxes	159.2	151.5	619.4	649.0
Provision for income taxes	45.4	37.9	166.0	147.0
Net income	$113.8	$113.6	$453.4	$502.0
Earnings per share, basic	$2.07	$2.03	$8.13	$8.93
Earnings per share, diluted	$2.07	$2.02	$8.08	$8.92
Weighted average shares outstanding:
Basic	54.9	55.9	55.8	56.2
Diluted	55.1	56.2	56.1	56.3
Comprehensive earnings:
Net income	$113.8	$113.6	$453.4	$502.0
Unrealized net gains (losses) on available-for-sale securities	—	(0.3)	1.0	1.0
Tax effect	(0.1)	(0.2)	(0.1)	(0.6)
Other comprehensive income (loss), net of tax	(0.1)	(0.5)	0.9	0.4
Comprehensive earnings	$113.7	$113.1	$454.3	$502.4

Paycom Software, Inc.

Unaudited Consolidated Statements of Cash Flows

(in millions)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities
Net income	$453.4	$502.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	176.3	145.9
Stock-based compensation expense	118.7	(22.9)
Amortization of debt issuance costs	1.4	1.1
Gain on disposition of property and equipment	(0.1)	—
Accretion of discount on available-for-sale securities	(13.0)	(0.1)
Non-cash marketing expense	1.0	1.6
Deferred income taxes, net	154.4	5.8
Gain on modification of naming rights agreement	(35.6)	—
Other	0.8	(0.5)
Changes in operating assets and liabilities:
Accounts receivable	(5.7)	(22.8)
Prepaid expenses	1.7	(6.7)
Inventory	(0.3)	—
Other assets	(6.5)	(2.7)
Deferred contract costs	(89.5)	(120.0)
Income taxes, net	(66.3)	6.5
Accounts payable	(16.2)	9.1
Accrued commissions and bonuses	(4.8)	2.5
Accrued payroll and vacation	1.1	2.9
Deferred revenue	5.6	14.1
Accrued expenses and other liabilities	4.5	17.4
Net change in operating right-of-use assets and operating lease liabilities	(2.0)	0.7
Net cash provided by operating activities	678.9	533.9
Cash flows from investing activities
Purchases of investments from funds held for clients	(835.9)	(24.9)
Proceeds from investments from funds held for clients	500.0	200.0
Purchases of intangible assets	(4.5)	(4.4)
Purchases of property and equipment	(270.9)	(192.9)
Proceeds from sale of property and equipment	0.1	—
Net cash used in investing activities	(611.2)	(22.2)
Cash flows from financing activities
Repurchases of common stock	(325.5)	(122.8)
Withholding taxes paid related to net share settlements	(44.5)	(21.7)
Dividends paid	(84.8)	(84.8)
Proceeds from employee stock purchase plan	5.5	—
Net change in client funds obligation	1,471.3	1,337.6
Net cash provided by financing activities	1,022.0	1,108.3
Increase in cash, cash equivalents, restricted cash and restricted cash equivalents	1,089.7	1,620.0
Cash, cash equivalents, restricted cash and restricted cash equivalents
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of period	4,042.8	2,422.8
Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$5,132.5	$4,042.8

Paycom Software, Inc.

Unaudited Consolidated Statements of Cash Flows, continued

(in millions)

	Year Ended December 31,
	2025	2024
Reconciliation of cash, cash equivalents, restricted cash and restricted cash equivalents
Cash and cash equivalents	$370.0	$402.0
Restricted cash included in funds held for clients	4,762.5	3,640.8
Total cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$5,132.5	$4,042.8

Supplemental disclosures of cash flow information:
Cash paid for interest, net of amounts capitalized	$2.1	$2.0
Cash paid for income taxes, net of income tax refunds	$78.1	$134.8
Non-cash investing and financing activities:
Purchases of property and equipment, accrued but not paid	$1.2	$3.9
Stock-based compensation for capitalized software	$25.2	$17.5
Right-of-use assets obtained in exchange for operating lease liabilities	$24.3	$25.1

Paycom Software, Inc.

Unaudited Reconciliations of GAAP to Non-GAAP Financial Measures

(in millions, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income to adjusted EBITDA:
Net income	$113.8	$113.6	$453.4	$502.0
Interest expense	0.8	1.0	3.4	3.4
Provision for income taxes	45.4	37.9	166.0	147.0
Depreciation and amortization	49.4	39.8	176.3	145.9
EBITDA	209.4	192.3	799.2	798.3
Non-cash stock-based compensation expense	27.0	22.6	118.7	(22.9)
Gain on modification of naming rights agreement	—	—	(35.6)	—
Adjusted EBITDA	$236.3	$214.9	$882.3	$775.4
Net income margin	20.9%	23.0%	22.1%	26.7%
Adjusted EBITDA margin	43.4%	43.5%	43.0%	41.2%

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income to non-GAAP net income:
Net income	$113.8	$113.6	$453.4	$502.0
Non-cash stock-based compensation expense	27.0	22.6	118.7	(22.9)
Gain on modification of naming rights agreement	—	—	(35.6)	—
Income tax effect on non-GAAP adjustments	(6.1)	(6.1)	(17.9)	(17.1)
Non-GAAP net income	$134.7	$130.1	$518.6	$462.0

Weighted average shares outstanding:
Basic	54.9	55.9	55.8	56.2
Diluted	55.1	56.2	56.1	56.3

Earnings per share, basic	$2.07	$2.03	$8.13	$8.93
Earnings per share, diluted	$2.07	$2.02	$8.08	$8.92
Non-GAAP net income per share, basic	$2.46	$2.33	$9.30	$8.22
Non-GAAP net income per share, diluted	$2.45	$2.32	$9.24	$8.21

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Earnings per share to non-GAAP net income per share, basic:
Earnings per share, basic	$2.07	$2.03	$8.13	$8.93
Non-cash stock-based compensation expense	0.49	0.41	2.13	(0.41)
Gain on modification of naming rights agreement	—	—	(0.64)	—
Income tax effect on non-GAAP adjustments	(0.11)	(0.11)	(0.32)	(0.30)
Non-GAAP net income per share, basic	$2.46	$2.33	$9.30	$8.22

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Earnings per share to non-GAAP net income per share, diluted:
Earnings per share, diluted	$2.07	$2.02	$8.08	$8.92
Non-cash stock-based compensation expense	0.49	0.40	2.12	(0.41)
Gain on modification of naming rights agreement	—	—	(0.64)	—
Income tax effect on non-GAAP adjustments	(0.11)	(0.10)	(0.32)	(0.30)
Non-GAAP net income per share, diluted	$2.45	$2.32	$9.24	$8.21

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Adjusted gross profit:
Total revenues	$544.3	$493.8	$2,051.7	$1,883.2
Less: Total cost of revenues	(87.8)	(83.6)	(345.4)	(334.6)
Total gross profit	456.5	410.2	1,706.3	1,548.6
Plus: Non-cash stock-based compensation expense	2.9	2.4	15.7	13.5
Total adjusted gross profit	$459.4	$412.6	$1,722.0	$1,562.1
Gross margin	83.9%	83.1%	83.2%	82.2%
Adjusted gross margin	84.4%	83.6%	83.9%	83.0%

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Adjusted sales and marketing expenses:
Sales and marketing expenses	$130.2	$107.5	$482.8	$434.4
Less: Non-cash stock-based compensation expense	(9.7)	(5.4)	(28.8)	(19.0)
Adjusted sales and marketing expenses	$120.5	$102.1	$454.0	$415.4

Total revenues	$544.3	$493.8	$2,051.7	$1,883.2
Sales and marketing expenses as a % of revenues	23.9%	21.8%	23.5%	23.1%
Adjusted sales and marketing expenses as a % of revenues	22.1%	20.7%	22.1%	22.1%

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Adjusted total administrative expenses:
Total administrative expenses	$299.3	$261.7	$1,139.1	$914.3
Less: Non-cash stock-based compensation expense	(24.1)	(20.2)	(103.1)	36.4
Adjusted total administrative expenses	$275.3	$241.5	$1,036.0	$950.7

Total revenues	$544.3	$493.8	$2,051.7	$1,883.2
Total administrative expenses as a % of revenues	55.0%	53.0%	55.5%	48.6%
Adjusted total administrative expenses as a % of revenues	50.6%	48.9%	50.5%	50.5%

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Adjusted research and development expenses:
Research and development expenses	$72.2	$66.7	$283.4	$242.6
Less: Non-cash stock-based compensation expense	(5.3)	(5.6)	(34.7)	(26.3)
Adjusted research and development expenses	$66.9	$61.1	$248.7	$216.3

Total revenues	$544.3	$493.8	$2,051.7	$1,883.2
Research and development expenses as a % of revenues	13.3%	13.5%	13.8%	12.9%
Adjusted research and development expenses as a % of revenues	12.3%	12.4%	12.1%	11.5%

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Total research and development costs:
Capitalized research and development costs	$38.8	$31.3	$152.9	$125.7
Research and development expenses	72.2	66.7	283.4	242.6
Total research and development costs	$111.0	$98.0	$436.3	$368.3

Total revenues	$544.3	$493.8	$2,051.7	$1,883.2
Total research and development costs as a % of revenues	20.4%	19.8%	21.3%	19.6%

Adjusted total research and development costs:
Total research and development costs	$111.0	$98.0	$436.3	$368.3
Less: Capitalized non-cash stock-based compensation	(4.9)	(3.7)	(25.2)	(17.5)
Less: Non-cash stock-based compensation expense	(5.3)	(5.6)	(34.7)	(26.3)
Adjusted total research and development costs	$100.8	$88.7	$376.4	$324.5

Total revenues	$544.3	$493.8	$2,051.7	$1,883.2
Adjusted total research and development costs as a % of revenues	18.5%	18.0%	18.3%	17.2%

	Year Ended December 31,
	2025	2024
Free cash flow and free cash flow margin:
Net cash provided by operating activities	$678.9	$533.9
Purchases of property and equipment	(270.9)	(192.9)
Purchases of intangible assets	(4.5)	(4.4)
Free cash flow	$403.5	$336.6
Operating cash flow margin	33.1%	28.4%
Free cash flow margin	19.7%	17.9%

Paycom Software, Inc.

Unaudited Components of Non-Cash Stock-Based Compensation Expense

(in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Non-cash stock-based compensation expense:
Operating expenses	$2.9	$2.4	$15.7	$13.5
Sales and marketing	9.7	5.4	28.8	19.0
Research and development	5.3	5.6	34.7	26.3
General and administrative	9.1	9.2	39.5	(81.7)
Total non-cash stock-based compensation expense	$27.0	$22.6	$118.7	$(22.9)

Contact

Paycom Software, Inc.

Investor Relations Contact:

James Samford, 800-580-4505

investors@paycom.com

Source: Paycom Software, Inc.